Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

TRENTON ACQUISITION CORP.,

INTROMMUNE MERGER SUB LLC

AND

ZENII, LLC

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 11, 2017, among TRENTON ACQUISITION CORP., a Delaware corporation (“Parent”), INTROMMUNE MERGER SUB LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (the “Merger Sub”), and ZENII LLC d/b/a Intrommune Therapeutics, a New York limited liability company (the “Company”).

RECITALS

A.           Upon the terms and subject to the conditions of this Agreement and in accordance with the New York Limited Liability Company Law (“NYLLCL”) and the Delaware Limited Liability Company Act (“DLLCA”), Parent, Merger Sub and the Company intend to enter into a business combination transaction.

B.           The Managing Members (as defined in the Limited Liability Company Agreement of ZENII LLC, dated as of December 31, 2013 (as amended, the “ZENII Operating Agreement”)) of the Company (i) have determined that the Merger (as defined in Section 1.1 below) is consistent with and in furtherance of the long-term business strategy of the Company, and in the best interests of, the Company and its Members (as defined in the ZENII Operating Agreement) (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) have adopted a resolution declaring the Merger advisable, and (iv) have determined to recommend that the Members of the Company adopt this Agreement.

C.           The board of directors of Parent (the “Parent Board”) (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has approved the issuance of the shares of Parent Common Stock (as defined in Section 3.2 below) pursuant to (A) the Merger and (B) the Qualified Financing (as defined in Section 6.2(d) below). (Collectively, the share issuances described in the previous sentence are referred to herein as the “Share Issuances”).

D.           The sole Member (as defined in the Limited Liability Company Agreement of INTROMMUNE MERGER SUB LLC, dated as of September 11, 2017 (the “Merger Sub Operating Agreement”)) of Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Merger Sub and is in the best interests of Merger Sub and its sole member, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable and (iv) has determined to recommend that the sole member of Merger Sub approve, ratify and adopt this Agreement.

E.           The Members of the Company have approved this Agreement at a duly convened meeting of the Members of the Company or by a written consent of the Members in accordance with the terms of the ZENII Operating Agreement and the requirements of the NYLLCL.

F.           The sole member of Merger Sub has approved this Agreement pursuant to an action by written consent in accordance with the requirements of the Merger Sub Operating Agreement and the requirements of the DLLCA.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I
THE MERGER

1.1.          The Merger. At the Effective Time (as defined in Section 1.2 below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the NYLLCL and the DLLCA, the Company will be merged with and into Merger Sub (the “Merger”), the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving entity and as a single member limited liability company wholly-owned by Parent. Merger Sub, as the surviving entity following the Merger, is sometimes referred to hereinafter as the “Surviving Entity.”

1.2.          Effective Time. Unless this Agreement is earlier terminated pursuant to Article VII hereof, the closing of the Merger and the other transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Parent’s counsel, at a time and date to be specified by the parties, but in no event later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof. The date upon which the Closing occurs is herein referred to as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger or like instrument (a “Certificate of Merger”), substantially in the form set forth on Exhibit 1.2 attached hereto, with each of the Secretary of State of the States of New York and Delaware, in accordance with the relevant provisions of the NYLLCL and the DLLCA, respectively, (the time at which the Merger has become fully effective (or such later time as may be agreed in writing by the Company and specified in the Certificate of Merger) is referred to herein as the “Effective Time”). The date upon which the Effective Time occurs is herein referred to as the “Effective Date.”

1.3.         Effect of the Merger.

(a)          The effect of the Merger shall be as provided in the applicable provisions of the NYLLCL and the DLLCA, respectively. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity; provided, however, the Surviving Entity shall not be obligated to assume any legal and accounting expenses incurred by the Company in connection with the transactions contemplated hereby to the extent such legal and accounting expenses exceed $135,000 in the aggregate, which amount shall be payable at Closing out of the proceeds of the Qualified Financing.

(b)          At the Effective Time, the properties and assets of Parent and Merger Sub will be free and clear of any and all encumbrances, charges, claims equitable interests, liens, options, pledges, security interests, mortgages, rights of first refusal or restrictions of any kind and nature (collectively, the “Encumbrances”) except for Parent Liabilities (as defined in Section 3.5 below), which shall be payable at Closing out of the proceeds of the Qualified Financing.

1.4.         Articles of Formation; Amended and Restated Operating Agreement. The Certificate of Formation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Formation of the Surviving Entity at and after the Effective Time and the Merger Sub Operating Agreement as in effect immediately prior to the Effective Time, substantially in the form attached hereto as Exhibit 1.4, shall be the limited liability company operating agreement of the Surviving Entity at and after the Effective Time.

1.5.         Managers and Officers of the Surviving Entity. At the Effective Time, (i) the resignation of the members of the Board of Managers of Merger Sub shall become effective and (ii) Parent as the sole member of Merger Sub shall become the sole manager of Merger Sub.

(a)          The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Entity at and after the Effective Time, each to hold office until their respective successors are duly appointed.

1.6.         Effect on Membership Units. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(a)          Conversion of the Membership Units. As of the Effective Time:

(i)          Each Unit of the Company (the “Company Units”), regardless of class, held immediately prior to the Effective Time by the Company, Merger Sub, Parent or any of their respective subsidiaries, will be automatically cancelled and extinguished and no consideration shall be delivered or deliverable in exchange for such Company Units.

(ii)         By virtue of the Merger and without any action on the part of the holders of any Company Units or Parent (in its capacity as the sole member of Merger Sub), all of the Company Units issued and outstanding immediately prior to the Effective Time, regardless of class (other than shares to be canceled in accordance with Section 1.6(a)(i) above), shall be automatically converted into and exchangeable for such number of shares of Parent Common Stock representing the Applicable Percentage (as set forth on Exhibit 1.6(a)(ii) attached hereto) of the issued and outstanding shares of capital stock of Parent on a Fully Diluted Basis (as defined below) immediately after the Closing (such shares of Parent Common Stock are herein referred to as the “Company Merger Consideration”.) The Company Merger Consideration shall be issued to the Members of the Company in accordance with written instructions to be provided by the Company to Parent no less than forty-eight (48) prior to the Effective Time. As of the Effective Time, all Company Units, regardless of class, shall automatically be canceled and shall cease to exist and shall no longer be outstanding, and each holder of a certificate evidencing ownership of Company Units shall cease to have any rights with respect thereto. “Fully Diluted Basis” means all shares of capital stock actually issued and outstanding, all shares of capital stock issuable upon exercise of any outstanding options, warrants or other convertible securities and instruments (including, but not limited to, any warrants issued or to be issued to the Placement Agent(s) in connection with the Qualified Financing (as defined in Section 6.2(d) below)), any shares of capital stock reserved for issuance pursuant to the Equity Incentive Pool (as defined in Section 5.4 below), and any other equity required to be issued for any reason, and shall be based on the assumption that all outstanding options, warrants or other convertible securities or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether such warrants, options or convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their respective terms.

(iii)        Company Options, Warrants, etc. Each option, warrant or other right to purchase Company Units or any other security convertible into or exchangeable for Company Units outstanding immediately prior to the Effective Time (collectively, “Company Options”) will be automatically cancelled and extinguished and no consideration shall be delivered or deliverable in exchange for such Company Options.

(b)          Qualified Financing. At the Effective Time, Parent shall consummate the Qualified Financing on the terms and conditions set forth in the Memorandum (as defined in Section 2.24 below) and the subscription documents set forth therein.

(c)          Adjustments to the Company Merger Consideration. Except as described in Section 1.8 below, the Company Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Units), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Units occurring or having a record date on or after the date hereof and prior to the Effective Time.

1.7.         Registration Rights. Parent shall include in the first registration statement that it files with the SEC on Form S-1 or similar form after the Closing Date (the “Registration Statement”), the shares of Parent Common Stock (i) that Parent sells or contemplates selling in the Qualified Financing, (ii) held by Parent’s stockholders immediately prior to the Merger and (iii) issued as Company Merger Consideration (collectively, the “Registerable Securities”). If at any time following the Closing, Parent shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”) of any of its equity securities (a “Subsequent Registration Statement”), other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), and the Registerable Securities are not at such time covered by an effective registration statement permitting their resale, then Parent shall include in the Subsequent Registration Statement the Registerable Securities. If the Subsequent Registration Statement is being filed pursuant to a third-party written agreement obligating Parent to file the same, the holders of the Registerable Securities shall be entitled to receive all notices and documents sent by Parent to the third-party whose securities are being registered pursuant to such Subsequent Registration Agreement. The obligations of Parent in this Section 1.7 to register the shares described above shall be contingent upon the holder of such shares promptly responding to Parent’s request in writing for such information as may be required in connection with such registration, including, without limitation, all information as may be requested by the U.S. Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”) or any state securities commission and all information regarding the shares themselves, the holder of such shares and the intended method of distribution thereof.

1.8.         No Further Ownership Rights in the Company. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Units and all other equity interests in the Company, if any. After the Effective Time, there shall be no further registration of transfers on the records of the Surviving Entity of any Company Units which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates (as defined in Section 1.9 below) are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article I.

1.9.         Lost, Stolen or Destroyed Certificates. In the event that any certificates evidencing Company Units (the “Unit Certificates”) shall have been lost, stolen or destroyed, Parent shall issue, in exchange for such lost, stolen or destroyed Units Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which any Company Units represented by such Unit Certificates were converted pursuant to Section 1.6(a) above; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock require the owner of such lost, stolen or destroyed Unit Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Surviving Entity with respect to the Unit Certificates alleged to have been lost, stolen or destroyed.

1.10.       Tax Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treas. Reg. Section 1.368-2(b)(1) promulgated thereunder. Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Treas. Reg. Sections 1.368-2(g) and 1.368-3(a). Both prior to and after the Closing, each party’s books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a statutory merger within the meaning of Section 368(a)(1)(A) of the Code (and comparable provisions of any applicable state or local laws); except to the extent the Merger is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a).

1.11.       Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity (and/or its successor in interest) with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of Parent and the Surviving Entity shall be fully authorized (in the name of Merger Sub, the Company and otherwise) to take all such necessary action.

1.12.       Restrictions on Transfer; Legends. Any shares of Parent Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Parent of a written opinion of counsel reasonably satisfactory to Parent that is knowledgeable in securities laws matters to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends must be placed on all certificates representing shares of Parent issued in the Merger, substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”

Article II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent that, except as set forth on the Company Disclosure Schedule attached as Exhibit A to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof and as of the Effective Time, except as otherwise indicated. The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article II and the disclosures in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections in this Article II only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6 below), the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1.          Organization, Good Standing, Power and Qualification.

(a)          The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Company Material Adverse Effect. As used in this Agreement, the term “Company Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business as presently conducted or as proposed to be conducted, assets or results of operations of the Company as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement; it being understood, however, that the Company’s continuing incurrence of losses, as long as such losses are in the ordinary course of business shall not, alone, be deemed to be a Company Material Adverse Effect.

(b)          The Company has properly elected to be classified as a corporation for Federal income tax purposes and such election has not been denied, withdrawn or revoked by the Company or the Internal Revenue Service. A copy of all correspondence from the Internal Revenue Service to the Company relating to such election is attached hereto as Schedule 2.1(b) of the Company Disclosure Schedule.

(c)          The Company has delivered or made available to Parent a true and correct copy of its Articles of Organization and the ZENII Operating Agreement, each as amended to date, and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of its Articles of Organization or the ZENII Operating Agreement, respectively.

2.2.         Ownership and Capitalization.

(a)          Schedule 2.2(a) of the Company Disclosure Schedule sets forth the names, addresses and taxpayer identification numbers (or employer identification numbers) of each person who (i) as of the date hereof, owns an equity interest in the Company, the nature of such interest, the number of Company Units owned and the percentage interest (by class and in total) and, in the case of any restricted Company Units, the vesting schedule and repurchase price and (ii) holds or has the right to acquire any debt securities of the Company (collectively, “Company Debt Securities”) and the principal amount outstanding under each such Company Debt Security. At the Effective Time, the Company shall have a maximum of 100,000 Company Units outstanding. All outstanding Company Units and Company Debt Securities are duly authorized, validly issued, fully paid and nonassessable, were issued in compliance with applicable securities laws and are not subject to preemptive rights created by statute, the Company’s Articles of Organization or the ZENII Operating Agreement or any agreement or document to which the Company is a party or by which it is bound. In the case of any restricted securities, no agreement or other document applicable to such securities contain a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. Except as set forth on Schedule 2.2(a) of the Company Disclosure Schedule there are no issued and outstanding equity or debt securities of the Company.

(b)          The Company does not have any outstanding options or warrants to purchase any Company Units or other equity ownership interests of the Company or Company Debt Securities.

(c)          The Company has not adopted any stock option or other form of equity incentive compensation plan.

(d)          Other than as contemplated in the ZENII Operating Agreement and as described on Schedule 2.2(d) of the Company Disclosure Schedule, none of the outstanding Company Units or Company Units underlying outstanding options are subject to (i) a right of first refusal upon any proposed transfer (other than transfers for estate planning purposes) or (ii) other restriction on transfer.

(e)          The Company has no obligation (contingent or otherwise) to purchase or redeem any Company Units or Company Debt Securities.

2.3.         Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4.         Authorization. All limited liability company action required to be taken by the Company, its Managing Members and its Members to authorize the Company to enter into this Agreement and to consummate the transactions contemplated hereby has been taken or will be taken prior to the Effective Time, in each case under applicable law and the terms and conditions of the Zenii Operating Agreement. All action on the part of the Company, Managing Members and the Members necessary or advisable for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Effective Time and the consummation of the transactions contemplated by this Agreement has been taken or will be taken prior to the Effective Time.

2.5.         Governmental Consents and Filings. Assuming the accuracy of the representations made by Parent in Article III of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority (each a “Governmental Entity”) is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger, which will have been filed as of the Effective Time.

2.6.         Litigation. Except as set forth on Schedule 2.6 of the Company Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or currently threatened in writing (i) against the Company, (ii) to the Company’s knowledge, against any officer, Member or employee of the Company or any Member or employee of the Company arising out of their employment, ownership or other relationship with the Company, (iii) that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated by this Agreement or (iv) that would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its officers, or, to the Company’s knowledge, any of its Members is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the Company. There is no action, suit, proceeding or investigation brought or initiated by the Company pending or which the Company intends to bring or initiate.

2.7.         Intellectual Property. Upon consummation of the Merger, the Surviving Entity will own, license or possess or will be able to acquire on commercially reasonable terms sufficient legal rights to all Intellectual Property (as defined below) without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold by the Company or proposed to be marketed or sold by the Surviving Entity at or after the Effective Time violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances, royalty obligations, or shared ownership interests of any kind relating to the Intellectual Property, and the Company is not bound by or a party to, and the Surviving Entity will not be bound by or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person, other than as contemplated in the License Agreement (as defined below). The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person. The Company has obtained and possesses valid licenses to use all the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business and such licenses are assignable and have been assigned to the Surviving Entity and all consents required to assign such licenses have been obtained. Each such license is fully paid and in full force and effect. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company. Except as disclosed on Schedule 2.7 of the Company Disclosure Schedule, each employee has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted, and each consultant has assigned to the Company all intellectual property rights arising from their services to the Company. Schedule 2.7 of the Company Disclosure Schedule lists all the Intellectual Property. Schedule 2.7 of the Company Disclosure Schedule also includes a true, correct and complete copy of the License Agreement between the Company and Allovate, LLC, pursuant to which the Company licensed certain intellectual property rights from Allovate, LLC (the “License Agreement”). Such License Agreement has been amended to provide that the $500,000 “milestone payment” due from the Company upon becoming a company subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended, as provided therein, has been deferred until Parent has raised an aggregate of $20 million from the sale of its securities from and after April 18, 2017, inclusive of the Qualified Financing. The Company has not embedded any open source, copy left or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 2.7, (i) the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws and (ii) the term “Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted at and after the Effective Time.

2.8.         Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Articles of Organization or the ZENII Operating Agreement, in each case as amended, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Company Disclosure Schedule, or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Company Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (v) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (vi) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.9.         Agreements; Actions.

(a)          Other than the License Agreement and the Employment Agreements (as defined below), there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 per each such agreement, or $100,000 in the aggregate, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person, (iv) indemnification by the Company with respect to infringements of proprietary rights, (v) the Company and any entity in which any member of the Company has any interest or (vi) obligations of the Company regarding exclusivity, most favored party, non-competition or non-solicitation. In addition, Schedule 2.9(a) of the Company Disclosure Schedule sets forth each other agreement, understanding, instruments or contract which is material to the business of the Company.

(b)          The Company has not (i) declared, paid, authorized or made any distribution upon or with respect to the Company Units any other security, issued, issuable or to be issued by the Company, evidencing an equity interest in the Company, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $100,000 in the aggregate, other than as set forth in the Employment Agreements listed in Schedule 2.15 of the Company Disclosure Schedule or the items listed in Schedule 2.9(a) of the Company Disclosure Schedule, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this subsection (b), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person (including persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)          The Company is not a guarantor or indemnitor of any indebtedness or any other obligation of any other person.

2.10.       Certain Transactions.

(a)          There are no agreements, understandings or proposed transactions between the Company and any of its Members, officers, employees or consultants, or any Affiliate (as defined in Rule 405 promulgated under the Securities Act) thereof, other than the License Agreement.

(b)          The Company is not indebted, directly or indirectly, to any of its Members, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing and none of the Company’s Members, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) other than as set forth on Schedule 2.10(b) of the Company Disclosure Schedule, direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that Members, officers or employees of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any material contract with the Company.

2.11.       Rights of Registration. Except as otherwise provided for in Section 1.7 hereof, the Company is not under any obligation to register under the Securities Act any Company Units, any other securities, issued, issuable or to be issued by the Company, evidencing an equity interest in the Company, debt securities issued, issuable or to be issued by the Company or any securities issuable upon exercise or conversion of such equity or debt securities.

2.12.       Absence of Liens. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and that do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.13.       Financial Statements. The Company has delivered to Parent its unaudited financial statements (including balance sheets, statement of operations, and statement of members’ deficit and accompanying notes) as of and for (i) each of its two most recently completed two fiscal years and (ii) its current fiscal year from the beginning of such fiscal year through June 30, 2017, the last day of its most recently completed fiscal quarter (the “Company Financial Statements”). The Company Financial Statements have been prepared by management and comply in all material respects with applicable accounting requirements, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified therein and except that they may not contain all footnotes required by GAAP, and fairly present in all material respects the financial condition and operating results of the Company and its members’ deficit as of and for the dates thereof and for the periods then ended, subject to normal year-end audit adjustments which are not expected to be material in amount. Except as set forth in the Company Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2017, the last day of the Company’s most recently completed fiscal quarter (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Company Financial Statements, which, in all such cases, individually and in the aggregate would not have a Company Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.14.       Changes. Except as set forth on Schedule 2.14 of the Company Disclosure Schedule, since June 30, 2017, there has not been with respect to the Company:

(a)          any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Company Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)          any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)          any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)          any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)          any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)           any material change in any compensation arrangement or agreement with any Member, employee or officer;

(g)          any resignation or termination of employment of any officer of the Company;

(h)          any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)           any loans or guarantees made by the Company to or for the benefit of its Members, employees or officers or any members of their immediate families, other than advances made in the ordinary course of its business;

(j)           any declaration, setting aside or payment or other distribution in respect of any Company Units, or any direct or indirect redemption, purchase, or other acquisition of any Company Units;

(k)          any sale, assignment, licensing or transfer of any Company Intellectual Property that could reasonably be expected to result in a Company Material Adverse Effect;

(l)           receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)         to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Company Material Adverse Effect; or

(n)          any arrangement or commitment by the Company to do any of the things described in this Section 2.14.

2.15.       Employee Matters.

(a)          The Company has entered into employment agreements with each of Michael Nelson, Erick Berglund and Anthony Robinson on terms acceptable to Parent. Complete copies of such employment agreements are included in Schedule 2.15 of the Company Disclosure Schedule (the “Employment Agreements”).

(b)          Schedule 2.15 of the Company Disclosure Schedule lists all the Company’s employees and sets forth a detailed description of all the material terms of their employment, including title/position, description of duties and responsibilities, compensation payable, including salary, bonus, severance obligations and deferred compensation and fringe benefits, and any special arrangements. To the Company’s knowledge, no employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an employee, nor does the Company have a present intention to terminate the employment of any employee. The employment of each employee of the Company is terminable at the will of the Company and, except as set forth in Schedule 2.15 of the Company Disclosure Schedule, no severance or other payments will become due upon the termination of the employment of any employee of the Company. Except as set forth in Schedule 2.15 of the Company Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. Except as set forth in Schedule 2.15 of the Company Disclosure Schedule, the Company has not made any representations regarding equity incentives to any officer, employee, director or consultant.

(c)          To the Company’s knowledge, none of its Managing Members, officers or employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such person’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the Managing Members, officer and employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(d)          The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(e)          Schedule 2.15 of the Company Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(f)           The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees.

(g)          To the Company’s knowledge, none of the Members, officers or employees of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.16.       Tax Returns and Payments.

(a)          For purposes of this Agreement, (i) “Taxes” shall mean all Federal, state, local, foreign, provincial, territorial or other taxes, imports, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, profits taxes, franchise taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers’ compensation, unemployment, payroll and franchises imposed by or under any law (meaning all laws, statutes, ordinances and regulations of any governmental authority including all decisions of any court having the effect of law), and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) “Tax Returns” shall mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with any Taxing Authority (as defined below), or where none is required to be filed with a Taxing Authority, the statement or other document issued by the applicable Taxing Authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) “Taxing Authority” shall mean any domestic, foreign, Federal, national, provincial, state, county or municipal or other local government or court, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

(b)          There are no Taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid Taxes of the Company which are due, whether or not assessed or disputed. All accrued and unpaid Taxes of the Company are accurately reflected in the Company Financial Statements. There have been no examinations or audits of any Tax Returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all Tax Returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year), except for the Tax Return for its tax year ended December 31, 2016, for which the Company has duly filed for an extension and which it will file before the extended due date.

2.17.       Insurance. Schedule 2.17 of the Company Disclosure Schedule lists all insurance policies that the Company agrees to have in place as of the Closing Date, including the type and amount of coverage and, to the Company’s knowledge, the coverage provided by such insurance will be sufficient in amount (subject to reasonable deductions) to allow the Company to replace any of its properties that might be damaged or destroyed.

2.18.       Confidential Information and Invention Assignment Agreements. Each current and former employee, consultant and officer of the Company has executed the Confidential Information and Invention Assignment Agreement attached hereto as Exhibit 2.18 (the “Confidential Information Agreements”). No current or former employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s Confidential Information Agreement. The Company is not aware that any of its employees is in violation thereof.

2.19.       Permits. The Company has all franchises, permits, licenses, certifications, accreditations, registrations and any similar authority necessary for the conduct of its business (collectively, the “Permits”), the lack of which could reasonably be expected to have a Company Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. All of such Permits are assignable and have been or will be assigned to the Surviving Entity at or prior to the Effective Date and all consents necessary or advisable for the assignment of such Permits have or will be obtained prior to the Effective Time.

2.20.       Books and Records. The Company has or will, prior to the Closing, deliver to the Surviving Entity all its corporate, financial and accounting books and records. The Company’s corporate records include minutes of all meetings of the Managing Members and the Members and all actions by written consent without a meeting by the Managing Members and the Members since the date of the Company’s formation and accurately reflects in all material respects all actions by the Managing Members (and any committee duly appointed by the Managing Members) and Members with respect to all transactions referred to in such minutes. The Company’s financial and accounting records include the general ledger and all bank statements relating to the Company’s bank accounts.

2.21.       Environmental and Safety Laws. Except as could not reasonably be expected to have a Company Material Adverse Effect, to the best of its knowledge (a) the Company is and has been in compliance with all Environmental Laws, (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, including medical or biological waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company, (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws and described in Schedule 2.21 of the Company Disclosure Schedule. The Company has made available to Parent true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments. For purposes of this Section 2.21, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance, (b) pollution or protection of employee health or safety, public health or the environment, or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.22.       Disclosure. No representation or warranty of the Company contained in this Agreement, as qualified by the Company Disclosure Schedule, and no certificate furnished or to be furnished to Parent at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.23.       FDA. To the extent applicable, the properties, business and operations of the Company have been maintained and conducted in all material respects in accordance with all applicable laws, rules and regulations of the U.S. Federal Drug Administration (the “FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”). There are no laws, rules or regulations or, to the Company’s knowledge, any threatened, pending or completed lawsuit, arbitration or other legal or administrative or regulatory proceeding that would prohibit, prevent or adversely impact the Company’s ability develop, produce, manufacture, market, sell, license or use any product proposed to be developed, produced or marketed by the Company.

2.24.       Qualified Financing. All information provided by, or on behalf of, the Company regarding the Company, its business, operations, financial condition, Members, officers, employees, agents or other representatives, to Parent or its representatives for purposes of, or otherwise in connection with, the preparation and distribution of a Private Placement Memorandum to be used in connection with the offer and sale of shares of Parent’s capital stock for purposes of consummating the Qualified Financing (the “Memorandum”) is and will be at the time provided accurate and complete in all material respects. The representations and warranties regarding the Company, its business, operations, financial condition, Members, officers, employees, agents or other representatives, contained in the subscription documents to be used by Parent in connection with the Qualified Financing are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Company has knowledge that has not been disclosed to Parent and included in the Memorandum, including the exhibits and schedules thereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on Company, or materially adversely affect the ability of the Company to consummate in a timely manner the transactions contemplated hereby.

Article III
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to the Company that, except as set forth on the Parent Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof and as of the Effective Time, except as otherwise indicated. The Parent Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article III and the disclosures in any section or subsection of the Parent Disclosure Schedule shall qualify other sections and subsections in this Article III only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

3.1.         Organization of Parent and Merger Sub.

(a)          Parent is and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the Delaware General Corporation Law; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. Merger Sub is, and on the Effective Date will be, a limited liability company duly formed, validly existing and in good standing under the DLLCA; has the power and authority under the DLLCA to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. As used in this Agreement, the term “Parent Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business (as currently conducted ), assets or results of operations of Parent and Merger Sub as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement; it being understood, however, that Parent’s continuing incurrence of losses, as long as such losses are in the ordinary course of business shall not, alone, be deemed to be a Parent Material Adverse Effect.

(b)          Parent has no subsidiaries other than Merger Sub. Merger Sub has no subsidiaries.

(c)          Parent has delivered or made available to the Company (which shall include information and documents included in and/or attached as exhibits to the Parent SEC Reports (as defined below) a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date (collectively, the “Parent Governance Documents”), and each such instrument is in full force and effect. Parent is not in violation of any of the provisions of Parent Governance Documents.

(d)          Parent has delivered or made available to the Company a true and correct copy of Merger Sub’s Certificate of Formation and the Merger Sub Operating Agreement, each as amended to date (collectively, the “Merger Sub Governance Documents”), and each such instrument is in full force and effect. Merger Sub is not in violation of any of the provisions of the Merger Sub Governance Documents.

3.2.         Capital Structure.

(a)          The authorized capital stock of Parent consists of 100,000,000 shares of common stock, $0.0001 par value (the “Parent Common Stock”), of which there are 9,250,000 shares issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, $0.0001 par value (the “Parent Preferred Stock”), of which there were no shares issued and outstanding as of the date hereof. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable, were issued in compliance with applicable securities laws and are not subject to preemptive rights created by statute, the Parent Governance Documents or any agreement or document to which Parent is a party or by which it is bound.

(b)          Parent is the sole member of Merger Sub. Parent’s membership interest in Merger Sub was duly authorized and validly issued, was issued in compliance with applicable securities laws and are not subject to preemptive rights created by statute, the Merger Sub Governance Documents or any agreement or document to which Merger Sub is a party or by which it is bound.

3.3.         Obligations With Respect to Capital Stock and Membership Interests.

(a)          Parent does not have any (i) outstanding options, warrants or other rights to purchase shares of Parent Common Stock or Parent Preferred Stock, (ii) other security exchangeable or convertible into or exercisable for shares of Parent Common Stock or Parent Preferred Stock or (iii) calls, puts, pre-emptive rights, commitments or agreements of any character to which it is a party obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of its capital stock or obligating Parent to grant, extend, accelerate the vesting of or to enter into any option, warrant, equity security, partnership interest or similar ownership interest.

(b)          Merger Sub does not have any (i) outstanding options, warrants or other rights to purchase any equity interests in Merger Sub, (ii) other security exchangeable or convertible into or exercisable for equity interests in Merger Sub or (iii) calls, puts, pre-emptive rights, commitments or agreements of any character to which it is a party obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any equity interest in Merger Sub or obligating Merger Sub to grant, extend, accelerate the vesting of or to enter into any option, warrant, equity security, partnership interest or similar ownership interest.

(c)          Except as set forth in that certain Registration Rights Agreement, to be entered into by Parent and each of the investors who subscribe for and purchase shares of Parent Common Stock in the Qualified Financing (the “Registration Rights Agreement”), there are no registration rights and there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Parent or with respect to any equity security partnership interest or similar ownership interest in Merger Sub.

3.4.         Authority.

(a)          Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the filing and recordation of the Certificate of Merger pursuant to the NYLLCL and the DLLCA), have been duly authorized by all necessary corporate or other action, as applicable, on the part of each of Parent and Merger Sub, the filing and recordation of the Certificate of Merger pursuant to the NYLLCL and the DLLCA. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Parent and Merger Sub, do not, and the performance of this Agreement by each of Parent and Merger Sub, will not (i) conflict with or violate the Parent Governance Documents or the Merger Sub Governance Documents, respectively, (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub, respectively, or by which its or any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of, Parent’s or Merger Sub’s rights or alter the rights or obligations of any third party under, or to Parent’s knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Merger Sub, respectively, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of Parent or Merger Sub is a party or by which Parent or Merger Sub, or any of their respective properties are bound or affected.

(b)          No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to any of Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of States of New York and Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws (including under Regulation D promulgated under the Securities Act) and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect.

3.5.         Parent SEC Filings; Parent Financial Statements.

(a)          Parent has filed all forms, reports and documents required to be filed by it with the SEC. All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that Parent may file subsequent to the date hereof) are collectively referred to herein as the “Parent SEC Reports” and Parent has provided or made available to the Company copies thereof and of all correspondence to or from the SEC with respect to Parent. As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)          Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the “Parent Financials”), including any Parent SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the financial position of Parent at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent as of June 30, 2017 is hereinafter referred to as the “Parent Balance Sheet”. Except as disclosed in the Parent Financials, Parent does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP (“Parent Liabilities”) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except liabilities provided for in the Parent Balance Sheet or incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices. As of the Effective Time, Parent Liabilities shall not exceed $100,000 (excluding any reimbursable Expenses (as defined in Section 7.3 below) incurred in connection with transactions contemplated by this Agreement.)

3.6.         Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as contemplated by this Agreement, since the date of the Parent Balance Sheet, Parent has conducted business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change that individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or Merger Sub, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any event that would constitute a violation of Section 4.1 or Section 4.2 below, if such event occurred after the date of this Agreement and prior to the Effective Time; or (v) any change by Parent in accounting principles, practices or methods.

3.7.         Tax Matters.

(a)          Parent has (i) filed all Tax Returns that are required to have been filed by it with all appropriate Taxing Authorities (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes), except for the Tax Return for its tax year ended March 31, 2017, for which Parent has duly filed for an extension and which it will file before the extended due date, and (ii) paid all Taxes shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). Between April 1, 2017, the first day of its current tax year, and the Closing Date, neither Parent nor Merger Sub has incurred (or will incur) a Tax liability other than a Tax liability in the ordinary course of business and in accordance with past custom and practice. The assessment of any additional Taxes for periods for which Tax Returns have been filed is not expected to exceed reserves made in accordance with GAAP and reflected in the Parent Financial Statements and the Parent Balance Sheet and, to Parent’s knowledge, there are no material unresolved questions or claims concerning Parent’s Tax liability. Parent’s Tax Returns have not been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Parent or Merger Sub that are not adequately reserved for in accordance with GAAP. No liens exist for Taxes (other than liens for Taxes not yet due and payable) with respect to any of the assets or properties of Parent or Merger Sub.

(b)          Neither Parent nor Merger Sub has outstanding any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax or the filing of any Tax Return.

(c)          Neither Parent nor Merger Sub is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

(d)          Parent has never received any notice relating to any audit or examination relating to Taxes of Parent.

3.8.         Patents and Trademarks. Parent has no patents, trademarks, licenses, sublicenses, or any agreement relating to the ownership of use of any intellectual property.

3.9.         Compliance; Permits; Restrictions.

(a)          Neither Parent nor Merger Sub is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or its or any of their respective properties is bound or affected, except with respect to clause (i) for those conflicts, defaults or violations which would not be reasonably expected to have a Parent Material Adverse Effect. To the knowledge of Parent, no investigation or review by any Governmental Entity is pending or threatened against Parent or Merger Sub, nor has any Governmental Entity indicated in writing an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon Parent or Merger Sub which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or Merger Sub, any acquisition of material property by Parent or Merger Sub or the conduct of business by Parent as currently conducted.

(b)          Parent and Merger Sub hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are necessary to the conduct of the business of Parent except those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, (collectively, the “Permits”). Parent and Merger Sub are in compliance in all material respects with the terms of the Parent Permits.

3.10.       Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, including derivative suits brought by or on behalf of Parent, or as to which Parent or Merger Sub has received any written notice of assertion nor, to Parent’s knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or Merger Sub.

3.11.       Brokers’ and Finders’ Fees. Except as contemplated by the Memorandum in connection with the Financing, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.12.       Employees. Neither Parent nor Merger Sub has ever had any employees. Each individual providing services to the Company has been properly classified as a non-employee service provider for all purposes under applicable law. No current or former officer, consultant, member, manager or director of Parent or Merger Sub owes any indebtedness to Parent, Merger Sub or their Affiliates, and Parent, Merger Sub and their Affiliates do not owe any amounts to any current or former officer, consultant, member, manager or director of Parent or Merger Sub or any members of their immediate families or any Affiliate of the foregoing.

3.13.       Absence of Liens and Encumbrances. Each of Parent and Merger Sub has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens and encumbrances except (i) as reflected in the Parent Financials, (ii) for liens for taxes not yet due and payable and (iii) for such imperfections of title and encumbrances, if any, which would not be reasonably expected to have a Parent Material Adverse Effect.

3.14.       Agreements. Parent is not a party to any written or oral agreements except that Parent has entered into retainer and engagement agreements with its audit and legal professional in the ordinary course of its business.

3.15.       Approvals. The Board of Directors of Parent and the Board of Managers of Merger Sub has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of it and its stockholders and sole member, respectively, (ii) has approved the Share Issuance and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby. No vote of the stockholders of Parent is required by any legal requirement, Parent Governance Document or otherwise in order for Parent and Merger Sub to consummate the Merger.

3.16.       Valid Issuances. The Company Merger Consideration to be issued by Parent in the Merger, when issued in accordance with the provisions of this Agreement, and the Parent Common Stock to be issued in the Qualified Financing, when issued in accordance with the terms of the Qualified Financing in exchange for payment therefor from the investors in the Qualified Financing, will be duly authorized, validly issued, full paid and nonassessable, free of all liens and encumbrances and not subject to preemptive rights.

3.17.       Books and Records. The books of account, minute books, stock record books, and other records of Parent, complete copies of which have been made available to the Company, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. At the Closing, all of Parent’s records will be in the possession of Parent or its counsel.

3.18.       Real Property. Parent does not own, lease or use any real property.

3.19.       Insurance. Parent does not own or maintain any insurance policies.

3.20.       Environmental Matters. None of the operations of Parent involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

3.21.       Proprietary Information and Inventions. No current Parent consultant or service provider is party to either a non-disclosure agreement or an alternative employment agreement with Parent containing comparable non-disclosure provisions.

3.22.       Sarbanes-Oxley; Internal Accounting Controls. Parent is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Parent and designed such disclosure controls and procedures to reasonably ensure that information required to be disclosed by Parent in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Parent’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of Parent as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Parent presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of Parent that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of Parent.

3.23.       Exchange Act Registration. The Parent Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Parent has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Parent Common Stock under the Exchange Act nor has Parent received any notification that the SEC is contemplating terminating such registration.

3.24.       Accountants. Parent’s accounting firm is Raich Ende Malter & Co. LLP. Such accounting firm is a registered public accounting firm as required by the Exchange Act, there are no disagreements of any kind presently existing, or reasonably anticipated by Parent to arise, between Parent and the accountants formerly or presently employed by Parent and Parent is current with respect to any fees owed to its accountants that could affect Parent’s ability to perform any of its obligations under this Agreement or to consummate any of the transactions contemplated hereby.

3.25.       Tax Free Reorganization. Neither Parent nor, to Parent’s knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger, taken together with the subsequent merger of the Company with and into Parent, from qualifying as a reorganization under Section 368(a)(1)(A) of the Code and Treas. Reg. Section 1.368-2(b) promulgated thereunder.

3.26.       Investment Company. Neither Parent nor Merger Sub is an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3.27.       No Integrated Offering. Neither Parent nor any Affiliates of Parent, or any person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the shares of Parent Common Stock issuable pursuant to this Agreement under the Securities Act or cause this offering of such shares of Parent Common Stock to be integrated with prior offerings by Parent for purposes of the Securities Act or any applicable shareholder approval requirements of any authority.

3.28.       Application of Takeover Provisions. Parent and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the certificate of incorporation of Parent or the laws of the State of Delaware to the transactions contemplated hereby, including the Merger and Parent’s issuance of shares of Parent Common Stock to the Members of the Company. Parent has never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Parent Common Stock or a change in control of Parent.

3.29.       Information. All of the information provided by, or on behalf of, Parent or Merger Sub regarding Parent, Merger Sub or any of their respective officers, directors, employees, agents or other representatives, to the Company or its representatives for purposes of, or otherwise in connection with, the preparation of any filings to be made with the SEC and any other governmental authority in connection with the consummation of the transactions contemplated hereby, is accurate and complete in all material respects.

3.30.       Full Disclosure. The representations and warranties of Parent and Merger Sub contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Parent or Merger Sub has knowledge that has not been disclosed to the Company pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub, or materially adversely affect the ability of Parent or Merger Sub to consummate in a timely manner the transactions contemplated hereby.

Article IV
CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1.         Conduct of Business by the Parties. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of the Company and Parent shall carry on their respective business in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact their present business organization, (ii) keep available the services of each of their present officers and employees, respectively, and (iii) preserve their relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

4.2.         Covenants of Parent. Except as permitted by the terms of this Agreement, without the prior written consent of the Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit Merger Sub to do any of the following:

(a)          Except as required by law, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)          Except as required by applicable law, grant any severance or termination pay to any officer or employee or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof; declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(c)          Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or membership interest of Merger Sub; except for the Qualified Financing, issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock (in the case of Parent) or membership interests (in the case of Merger Sub) or any securities convertible into or exchangeable for shares of capital stock or membership interests, as the case may be, or subscriptions, rights, warrants or options to acquire any shares of capital stock membership interests, as the case may be, or any securities convertible into shares of capital stock or membership interests, as the case may be, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or membership interests, as the case may be, or convertible securities, or any equity-based awards (whether payable in equity securities, cash or otherwise);

(d)          Enter into any agreement with any placement agents in connection with the Qualified Financing that provide for compensation, rights, fees or the issuance of warrant or equity, except in accordance with the terms contemplated on Schedule 4.2(d);

(e)          Cause, permit or submit to a vote of (i) Parent’s stockholders any amendments to the Parent Governance Documents (or similar governing instruments of Merger Sub) or (ii) to Merger Sub’s member any amendments to the Merger Sub Governance Documents;

(f)          Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or strategic investments;

(g)          Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition of property or assets which are not material, individually or in the aggregate, to the business of Parent and Merger Sub;

(h)          Incur any indebtedness for borrowed money, other than in the ordinary course of business and consistent with past practice, subject to the last sentence of Section 3.5(b), or guarantee any indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent.

(i)           Adopt or amend employee stock purchase or employee stock option plan or other type of equity incentive compensation plan or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates, compensation or other fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law;

(j)           Pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the Parent Balance Sheet or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Parent or Merger Sub is a party or of which Parent or Merger Sub is a beneficiary;

(k)          Except in the ordinary course of business consistent with past practice, materially modify, amend or terminate any agreements or waive, delay the exercise of, release or assign any material rights or claims thereunder without providing prior notice to the Company;

(l)           Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(m)         Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Parent or Merger Sub, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

(n)          Take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code and Treas. Reg. Section 1.368-2(b) promulgated thereunder; or

(o)          Agree in writing or otherwise to take any of the actions described in Section 4.2 (a) through Section 4.2(o) above.

4.3.         Covenants of the Company. Except as otherwise contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, without the prior written consent of Parent, which consent may be withheld in Parent’s sole and absolute discretion, the Company shall not (i) amend its Articles of Organization or the ZENII Operating Agreement (other than as provided in Section 6.1(g) below); (ii) split, combine or reclassify its outstanding Company Units or any other of its equity or debt securities; (iii) declare, set aside or make any distributions, whether payable in cash, Company Units or property in respect of any Company Units; (iv) take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code and Treas. Reg. Section 1.368-2(b) promulgated thereunder; (v) conduct its business, other than in the ordinary course consistent with past practices, or as contemplated by this Agreement; (vi) issue any Company Units to the extent that it would result in the Company having more than 100,000 Company Units outstanding as of the Effective Time, or other equity or debt securities or any options, warrants or other rights to subscribe for or purchase any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any equity securities of the Company; (vii) incur any liabilities or indebtedness for borrowed money other than trade payable incurred in the ordinary course and consistent with past practice; (viii) sell, convey, assign or transfer any of its material assets; (ix) enter into any agreements other than as contemplated by this Agreement; or (ix) directly or indirectly redeem, purchase, sell or otherwise acquire any equity securities of the Company.

Article V
ADDITIONAL AGREEMENTS

5.1.         Public Disclosure; Securities Law Filings. Parent and the Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. In addition, Parent and the Company agree to cooperate in the preparation and filing of all filings required by applicable securities laws, including, without limitation, current reports on Form 8-K and information required, if any, by Rule 14f-1 under the Exchange Act.

5.2.         Commercially Reasonable Efforts; Notification.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, each of Parent and the Company agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied, including, but not limited, the consummation of the Qualified Financing; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b)          Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or Section 6.2(b) below would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(c)           The Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) below would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5.3.         Third Party Consents. On or before the Closing Date, Parent and the Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

5.4.         Equity Incentive Pool. As soon as reasonably practicable following the Closing, Parent shall reserve three percent (3%) of its capital stock on a Fully Diluted Basis for issuance to management and employees (the “Equity Incentive Pool.”) Any grant of equity from the Equity Incentive Pool shall require the affirmative approval of a majority of all the members of the Parent Board, which majority must include one of the Parent-Designees (as defined in Section 5.5 below) for so long as there is a Parent-Designee serving on the Parent Board.

5.5.         Parent Board. At the Effective Time, the Parent Board, in accordance with applicable law and the Parent Governance Documents, shall take all necessary action (which action may include the resignation of existing directors) to cause the Parent Board as of the Effective Time, to appoint each of Steven Laumas, Erick Berglund, Michael Nelson, along with two additional designees (the “Parent-Designees”), each reasonably acceptable to the Company, to be identified by Parent prior to the Closing.

5.6.         Parent Management. At the Effective Time, the Parent Board, in accordance with applicable law and the Parent Governance Documents shall take all necessary action to appoint the individuals listed on Exhibit 5.6 hereto as the officers of Parent and the Surviving Entity in accordance with such Exhibit.

5.7.         No Negotiation. Until the Effective Date, or such time, if any, as this Agreement is terminated pursuant to Article VII below, neither Parent nor the Company shall, nor shall they permit any of their respective affiliates, directors, officers, employees, Members, investment bankers, attorneys or other agents, advisors or representatives to, directly or indirectly, (i) sell, offer or agree to sell its business, by sale of shares or assets, merger or otherwise (each an “Acquisition Transaction”) other than pursuant to this Agreement, (ii) solicit or initiate the submission of any proposal for an Acquisition Transaction, or (iii) participate in any discussions or negotiations with, or furnish any information concerning its business to, any corporation, person or other entity in connection with a possible Acquisition Transaction other than pursuant to this Agreement. Notwithstanding for foregoing, between the date hereof and the Effective Date, or such time, if any, as this Agreement is terminated pursuant to Article VII below, the Company may pursue an Acquisition Transaction with any party introduced to the Company by H.C. Wainwright & Co., LLC (an “Alternative Transaction”), which transaction shall be covered by a separate agreement between the Company and H.C. Wainwright & Co., LLC.

5.8.         Securities Reports. Parent shall timely file with the SEC all reports and other documents required to be filed under the Securities Act or the Exchange Act. All such reports and documents (i) shall not, as of the date of such filing, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) shall comply as to form, in all material respects, with the applicable rules and regulations of the SEC. Parent agrees to provide to the Company copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date, to the extent such reports and other documentation are not publicly available on EDGAR, within one (1) day after the date such reports or other documents are filed with the SEC and to give the Company at least one business day advance notice of any such filing.

5.9.         Private Placement. Each of the Company and Parent shall take all necessary action on its part such that the issuance of the Company Merger Consideration to the Members of the Company shall constitute a valid “private placement” under the Securities Act.

5.10.       Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section 5.10 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

5.11.       Lock-Up Agreements. Simultaneous with the execution of this Agreement, each of the Managing Members, officers of the Company, and holders of at least 5% of all outstanding Company Units shall enter into a Lock-Up Agreement in the form of Exhibit C hereto.

Article VI
CONDITIONS TO THE MERGER

6.1.         Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived in writing by both Parent and the Company:

(a)          Approval. This Agreement shall have been adopted and the Merger shall have been duly approved by (i) the Parent Board, (ii) the Board of Managers and the Member of Merger Sub and (iii) the Managing Members and the Members of the Company, in each case under the applicable state law and the terms and provisions of such entity’s organizational and governing documents.

(b)          Third Party Consents. All third-party consents required, necessary or advisable to consummate the Merger and the other transactions contemplated hereby have been obtained.

(c)          No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

6.2.         Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)          Representations and Warranties. The representations and warranties of Parent and Merger Subset forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect.

(b)          Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of each of Parent and Merger Sub by an authorized officer of such company.

(c)          No Parent Material Adverse Effect. Since the date hereof, there has not occurred a Parent Material Adverse Effect. For purposes of the preceding sentence and Section 6.2(a) above, the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Parent Material Adverse Effect:

(1)         any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any stockholder litigation or threat of stockholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein unless the Company shall conclude that it has or could have a Material Adverse Effect on Parent and the Surviving Entity, taken as a whole; and

(2)         any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy.

(d)          Qualified Financing. Parent shall have consummated or be in a position to consummate simultaneously with the Closing (i.e., there shall exist executed subscription agreements and subscription funds in escrow), a private placement of Parent Common Stock resulting in the receipt of gross proceeds to Parent in an amount not less than $6 million and not more than $10 million and at a price per share that values the Company Merger Consideration to be issued pursuant to Section 1.6(a)(ii) above at no less than $15 million (a “Qualified Financing.”)

(e)          Corporate Documents. The Company shall have received a copy of a Certificate of Good Standing issued and certified by the Secretary of State of the State of Delaware evidencing the good standing of each of Parent and Merger Sub in such jurisdiction.

(f)          Other Agreements and Resignations. Each officer of Parent and each member of the Parent Board immediately prior to the Closing Date shall deliver duly executed resignations from their respective positions immediately upon the Closing Date. Each officer of Merger Sub and each member of Merger Sub’s Board of Managers shall deliver duly executed resignations from their respective positions immediately upon the Closing Date.

(g)          Compliance with Securities Law Requirements. Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by Section 13 of the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by the Company in connection therewith.

(h)          Parent Recapitalization. Prior to the Effective Time, Parent shall have taken all necessary action required to reduce the number of shares of Parent Common Stock held by Parent’s stockholders, on a fully-diluted basis, immediately prior to the Effective Time. The number of shares of Parent Common Stock to be held by such stockholders shall be determined after giving effect to the number of shares of Parent Common Stock included in the Company Merger Consideration and the number of shares of Parent Common Stock to be issued and sold in the Qualified Financing, as more particularly set forth on Exhibit 1.6(a)(ii) hereto.

(i)          Liabilities. As of the Effective Date, the total liabilities of Parent (excluding those liabilities incurred by Parent in connection herewith for which Parent is entitled to reimbursement) shall not exceed $100,000.

(j)          Parent Certificate. Parent shall have furnished to the Company a certificate of its Chief Executive Officer and Chief Financial Officer, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the conditions set forth in Section 6.2 have been fulfilled.

6.3.         Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)          Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and Parent shall have received a certificate signed on behalf of the Company by the Managing Members of the Company to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect.

(b)          Agreements and Covenants. The Company shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Managing Members of the Company.

(c)          Assignments and Consents. The Company shall have delivered to Parent and Merger Sub, in such form and substance as shall be acceptable to Parent and Merger Sub in their discretion, the following:

(i)          an Assignment of Intellectual Property Rights, assigning all the Company’s rights, title and interests to the Intellectual Property to Merger Sub;

(ii)         an Assignment of Permits, assigning all the Permits to Parent and Merger Sub;

(iii)        any and all consents from Governmental Entities and other third parties required in connection with the Merger and other transactions contemplated by this Agreement including those required in connection with the Assignments referred to clauses (i) and (ii) of this Section 6.3(c);

(iv)        an executed form of notice to the Internal Revenue Service in accordance with the requirements of Treas. Reg. Section 1.897-2(h) (i.e., FIRPTA Certificate);

(v)         certificates evidencing the policies of insurance set forth on Schedule 2.17 of the Company Disclosure Schedule;

(vi)        a waiver by Members of the Company holding at least 95% of the Company Units of his/her/its (as the case may be) appraisal rights, if any, under the NYLLCL in an instrument satisfactory to both the Company and Parent and their respective counsel;

(vii)       a certificate, in form and substance, satisfactory to Parent, from at least 65 of the Members, pursuant to which each such Member represents and warrants to Parent that he/she/it, as the case may be, is an “accredited investor”, as defined in Rule 501(a) promulgated under the Securities Act and the Company hereby agrees to use commercially reasonable best efforts to obtain such certificates on or before the Closing Date; and

(viii)      such other agreements, certificates and instruments as Parent shall reasonably request in connection with the closing of the merger and other transactions contemplated by this Agreement.

(d)          No Company Material Adverse Effect. Since the date hereof, there has not occurred a Company Material Adverse Effect. For purposes of the preceding sentence and Section 6.3(a) above, the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Company Material Adverse Effect:

(A)         any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any member litigation or threat of member litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein unless Parent and Merger Sub, together, shall conclude that it has or could have a Company Material Adverse Effect; and

(B)         any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy.

(e)          Financial Statements. The Company shall have provided Parent with audited, unaudited and pro forma financial statements, including, in each case, accompanying footnotes, and, in the case of the audited footnotes, an accompanying audit report from the Company’s Auditors, that are required to be filed with the SEC as an exhibit to the Current Report on Form 8-K that Parent will be required to file with respect the Merger and the other transactions contemplated hereby at least five (5) business days prior to the Closing and such audited and unaudited financial statements, to the extent they cover the same periods as the Company Financial Statements described in Section 2.13 above, shall not reflect any material adverse change in the Company’s financial condition, results of operations or cash flows or any material change in members’ equity.

(f)          Company Certificate. The Company shall have furnished to Parent a certificate of its Managing Members, dated as of the Effective Date, in which such Managing Members shall certify that, to their best knowledge, the conditions set forth in Section 6.3 have been fulfilled.

Article VII
TERMINATION, AMENDMENT AND WAIVER

7.1.         Termination.

(a)          This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the Members of the Company:

(A)        by mutual written consent duly authorized by the Parent Board and the Managing Members of the Company; or

(B)         by either Parent or the Company if the Merger shall not have been consummated by October 20, 2017 (or such later date as provided for in this Agreement or as mutually agreed to in writing by Parent and the Company) (the “Outside Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(a)(B) shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in the failure of, the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement; and, provided further, however, that, in the event, the Company has not provided Parent with the certificates referred to in Section 6.3(c)(vii) above on or before October 20, 2017, Parent may elect to extend the Outside Date for up to 90 days in order to enable the Company to obtain such certificates; or

(C)         by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Merger;

(D)        by Parent, on the one hand, or the Company, on the other, if any condition to the obligation of any such party to consummate the Merger set forth in Section 6.1 or Section 6.2 above (in the case of the Company) or Section 6.3 above (in the case of Parent) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition is not the result of a breach of this Agreement by the party seeking to terminate this Agreement; or

(E)         by the Company to consummate an Alternative Transaction.

7.2.         Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1 above, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2 and Section 7.3 below shall survive the termination of this Agreement and shall remain in full force and effect.

7.3.         Fees and Expenses. (a) All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the Merger is consummated; provided, however, in the event the Merger is consummated, the Surviving Company shall pay all Expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $135,000 inclusive of legal fees and expenses, at the Closing from the proceeds of the Qualified Financing; and provided further, however, the Surviving Entity shall assume the legal and accounting expenses incurred by the Company and its affiliates in connection with the transactions contemplated hereby up to a maximum of $135,000. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or its affiliates or on behalf of the company or its affiliates its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the Merger and the other transactions contemplated hereby.

(b)          If this Agreement is terminated by Parent pursuant to Section 7.1(a)(D) because of the Company’s inability to satisfy the conditions set forth in either Section 6.3(c)(vi) or Section 6.3(c)(vii), then the Company shall pay Parent, concurrent with such termination, a termination fee in the amount of $250,000 (the “Termination Fee”) plus interest on such Termination Fee for the period commencing as of the date such Termination Fee was originally required to be paid and ending on the date such Termination Fee is actually paid in full at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such Termination Fee was originally required to be paid plus three percent (3%).

7.4.         Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of the Parent Board in the case of Parent) and the Managing Members (in the case of the Company) at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the Members of the Company, there shall not be any amendment that by law requires further approval by the Members of the Company without the further approval of such Members. This Agreement may not be amended by the parties hereto except by execution of an instrument in writing signed on behalf of each of Parent, the Company and Merger Sub.

7.5.         Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Article VIII
GENERAL PROVISIONS

8.1.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)          if to Parent or Merger Sub (prior to Closing):

Trenton Acquisition Corp.

430 Park Avenue, 4th Floor

New York, NY 10022

Attn: Kenneth J Kirsch, CFO

Fax: (212) 356-0509

Email: kkirsch@rodmanco.com

with a copy to:

Morse, Zelnick, Rose & Lander, LLP

825 Third Avenue, 16th Floor

New York, NY 10022

Attn: Kenneth S. Rose, Esq.

Fax: (212) 838-5030

Email: krose@mzrl.com

(b)          if to the Company (or Parent subsequent to Closing), to:

20 West 125th Street, Unit #1

New York, NY 10027

Attention: Michael Nelson

Fax: (206) 339-2520

Email: MNelson@intrommune.com

with a copy to:

Andrew Abramowitz, PLLC

565 Fifth Avenue, 9th Floor

New York, New York 10017

Fax: (212) 972-8883

Email: aa@aalegalnyc.com

8.2.         Interpretation.

(a)          When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

(b)          For purposes of this Agreement, the term “knowledge” means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.

(c)          For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(d)          For purposes of this Agreement, an “agreement,” “arrangement,” “contract,” “commitment” or “plan” shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

8.3.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4.         Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.5.         Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.6.         Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which t they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.7.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

8.8.         Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.9.         Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.10.       Waiver of Jury Trial. EACH OF PARENT, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY AND MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

8.11.       No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

TRENTON ACQUISITION CORP.

By:	/s/ Kenneth J. Kirsch
Name:	Kenneth J. Kirsch
Title:	President and Chief Financial Officer

ZENII LLC

By:	/s/ Michael Nelson
Name:	Michael Nelson
Title:	Managing Member

INTROMMUNE MERGER SUB LLC

By:	/s/ Kenneth J. Kirsch
Name:	Kenneth J. Kirsch
Title:

[Signature Page to Merger Agreement]

EXHIBIT A

COMPANY DISCLOSURE SCHEDULE

[Intentionally Omitted]

EXHIBIT B

PARENT DISCLOSURE SCHEDULE

None

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

[Intentionally Omitted]

EXHIBIT 1.2

FORM OF CERTIFICATE OF MERGER

[Intentionally Omitted]

EXHIBIT 1.4

INTROMMUNE MERGER SUB LLC LIMITED LIABILITY COMPANY OPERATING AGREEMENT

[Intentionally Omitted]

EXHIBIT 1.6(a)(ii)

COMPANY MERGER CONSIDERATION

The Applicable Percentage equals the sum of 0.505 plus (A) the excess of $10,000,000 over the actual amount of the Qualified Financing divided by (B) $50,000,000. For example:

Amount of Qualified Financing	Applicable Percentage[1]
$10,000,000	50.5%
$9,000,000	52.5%
$8,000,000	54.5%
$7,000,000	56.5%
$6,000,000	58.5%

“Amount of Qualified Financing” as used in the table above means gross proceeds to Trenton from the Qualified Financing.

1 The Applicable Percentage represents the percentage of the Fully Diluted number of shares of Parent outstanding shares of Parent immediately after the merger that will be included in the Company Merger Consideration.

EXHIBIT 2.18

FORM OF CONFIDENTIAL INFORMATION AGREEMENT

[Intentionally Omitted]

EXHIBIT 5.6

OFFICERS OF TRENTON ACQUISITION CORP. FOLLOWING THE MERGER

[Intentionally Omitted]

EXHIBIT 1.4

ARTICLES OF FORMATION; AMENDED AND RESTATED OPERATING AGREEMENT

[Intentionally Omitted]

Schedule 4.2(f)

[Intentionally Omitted]